TBPE REGISTERED ENGINEERING FIRM F-1580                    FAX (713) 651-0849
1100 LOUISIANA SUITE 4600     HOUSTON, TEXAS 77002-5294         TELEPHONE (713) 651-9191

EXHIBIT 23.1

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of December 31, 2017, and to the inclusion of our report, dated January 31, 2018, as an exhibit to this Form 10-K filed with the Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 22, 2018

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